SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of August 27, 2012, among Penske Automotive Group, Inc. (formerly known as United Auto Group, Inc.), a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to below) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors and the Trustee heretofore executed and delivered an Indenture, dated as of December 7, 2006 (the “Base Indenture”), as supplemented by the Amended and Restated Supplemental Indenture, dated as of May 3, 2011 (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), providing for the issuance of the 7.750% Senior Subordinated Notes due 2016 (the “Securities”) (capitalized terms used herein but not otherwise defined have the meanings ascribed thereto in the Indenture);

WHEREAS, the Company has offered to purchase for cash any and all of the outstanding Securities (the “Tender Offer”) and requested that Holders of the Securities deliver their consents (the “Consents”) to eliminate substantially all of the restrictive covenants and eliminate or modify certain events of default and related provisions contained in the Indenture (the “Consent Solicitation”) pursuant to the Offer to Purchase and Consent Solicitation Statement, dated August 14, 2012 (the “Statement”), and the related Consent and Letter of Transmittal;

WHEREAS, in accordance with Section 902 of the Indenture, the Trustee, the Company and the Guarantors, together with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities as of the date hereof, may add any provision to or amend, modify or change in any manner or eliminate any of the provisions of the Indenture and the Securities as described below (including consents obtained in connection with a tender offer for the Securities);

WHEREAS, the Company and the Guarantors are undertaking to execute and deliver this Second Supplemental Indenture to amend certain terms and covenants in the Indenture (the “Proposed Amendments”) in connection with the Tender Offer and Consent Solicitation;

WHEREAS, the Company and the Guarantors have obtained the written consent to the Proposed Amendments to the Indenture from the Holders of at least a majority in aggregate principal amount of the Outstanding Securities in order to effect the Proposed Amendments and all other conditions precedent provided under the Indenture to permit the Company, the Guarantors and the Trustee to enter into this Second Supplemental Indenture have been satisfied;

WHEREAS, this Second Supplemental Indenture shall be effective upon its execution by the Company, the Guarantors and the Trustee, and the Proposed Amendments effected by this Second Supplemental Indenture shall become operative with respect to the Securities on the Initial Payment Date (as defined herein) in accordance with Section 2.1 hereof;

WHEREAS, the Company has requested that the Trustee join with it in entering into this Second Supplemental Indenture for the purpose of amending the Indenture in accordance with the Proposed Amendments to eliminate substantially all of the restrictive covenants and eliminate or modify certain events of default and related provisions contained in the Indenture, as permitted by Section 902 of the Indenture;

WHEREAS, pursuant to Section 902 and Section 903 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture;

WHEREAS, this Second Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Guarantors; and

WHEREAS, all things necessary have been done to make this Second Supplemental Indenture, when executed and delivered by the Company, the Guarantors and the Trustee, the legal, valid and binding agreement of the Company, the Guarantors and the Trustee, in accordance with its terms.

NOW, THEREFORE, in consideration for the promises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I
Amendments

Section 1.1. Amendments to the Indenture. The Indenture is hereby amended as follows:

(i)	Section 501 is hereby amended by deleting clause (c) in its entirety and replacing clause (c) with the following:

“(c) (i) there shall be a default in the performance, or breach, of Sections 1002, 1003, 1004, 1019 or 1020 by the Company or any Guarantor under this Indenture or any Guarantee (other than a default in the performance, or a breach of a covenant or agreement which is specifically dealt with in clause (a), (b) or in clause (ii) of this clause (c)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities; or (ii) there shall be a default in the performance or breach of the provisions of Article Eight;”;

(ii)	Section 501 is hereby amended by deleting clauses (d) and (f) in their entirety and replacing such clauses (d) and (f) with the following: “INTENTIONALLY OMITTED.”;

(iii)	Section 501 is hereby amended by deleting clauses (g) and (h) in their entirety and replacing such clauses (g) and (h) with the following:

“(g) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its properties, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(h) (i) the Company commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company consents to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Company (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its properties, (2) makes an assignment for the benefit of creditors (3) admits in writing its inability to pay its debts generally as they become due or (v) the Company takes any corporate action in furtherance of any such actions in this paragraph (h).”;

(iv)	Sections 1005, 1006, 1007, 1008, 1009, 1010, 1011, 1012, 1013, 1014, 1016, 1017, 1018, 801(a)(ii) and (iii) and 801(b)(ii) are hereby amended by deleting all such Sections in their entirety and all references thereto contained elsewhere in the Indenture in their entirety and replacing each such Section with the following: “INTENTIONALLY OMITTED.”;

(v)	Section 1019 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 1019. Provision of Financial Reports.

The Company will comply with the applicable provisions of Section 314(a) of the Trust Indenture Act.”; and

(vi)	Section 1020 is hereby amended by deleting paragraph (a) in its entirety and replacing such paragraph (a) with the following:

“(a) The Company shall deliver to the Trustee, not less often than annually, an Officer’s Certificate stating that, as to each such Officer’s knowledge, the Company has complied with all conditions and covenants under the Indenture.”.

Section 1.2. Amendment of Securities. Subject to Article II hereof, any of the terms or provisions present in the Securities that relate to any of the provisions of the Indenture, as amended by this Second Supplemental Indenture, shall also be amended, mutatis mutandis, so as to be consistent with the amendments made by this Second Supplemental Indenture.

Section 1.3. Amendment of Definitions. Subject to Article II hereof, any defined terms present in the Indenture, the Securities or the Guarantees but no longer used as a result of the amendments made by this Second Supplemental Indenture are hereby eliminated in the Indenture, the Securities or the Guarantees, as applicable. The definition of any defined term used in the Indenture, the Securities or the Guarantees where such definition is set forth in any of the sections or subsections of the Indenture that are eliminated by this Second Supplemental Indenture and the term it defines is still used elsewhere in the Indenture, the Securities or the Guarantees after the amendments hereby become operative shall be deemed to become part of, and defined in, Section 101 of the Indenture. Such defined terms are to be in alphanumeric order within Section 101 of the Indenture.

Section 1.4 Amendment of References. The Indenture and the Securities are hereby amended by deleting all references in the Indenture and the Securities to those sections and subsections that are deleted as a result of the amendments made by this Second Supplemental Indenture.

ARTICLE II
Miscellaneous

Section 2.1. Effect and Operation of Second Supplemental Indenture. This Second Supplemental Indenture shall be effective and binding immediately upon its execution and delivery by the Company, the Guarantors and the Trustee, and thereupon this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Security and Guarantee heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby; provided however, notwithstanding anything in the Indenture or this Second Supplemental Indenture to the contrary, the amendments set forth in Article I of this Section Supplemental Indenture shall become operative only upon and simultaneously with, and shall have no force and effect prior to, the Company’s acceptance and initial payment for Securities validly tendered (and not validly withdrawn) pursuant to the Tender Offer and representing at least a majority in aggregate principal amount of the Securities then outstanding (such date of payment, the “Initial Payment Date”). Prior to the time the Company purchases any Securities pursuant to the Tender Offer, the Company may terminate this Second Supplemental Indenture upon written notice to the Trustee, including in connection with any termination or withdrawal of the Tender Offer or the solicitation of Consents with respect to the Proposed Amendments (as defined in the Statement) or if for any other reason the Securities are not accepted for payment pursuant to the Tender Offer. If the Tender Offer is terminated or withdrawn, or the Company does not accept for purchase, and pay for, the Securities for any reason, this Second Supplemental Indenture shall not become operative.

Section 2.2. Indenture Remains in Full Force and Effect. Except as amended or supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

Section 2.3. Indenture and Supplemental Indenture Construed Together. This Second Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Second Supplemental Indenture shall henceforth be read and construed together.

Section 2.4. Confirmation and Preservation of Indenture. The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects confirmed and preserved.

Section 2.5. Conflict with the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Second Supplemental Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 2.6. Separability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.7. Benefits of Supplemental Indenture. Nothing in this Second Supplemental Indenture or in the Securities or Guarantees, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders and the holders of Senior Debt and Senior Guarantor Debt) any benefit or any legal or equitable right, remedy or claim under the Indenture, the Second Supplemental Indenture or the Securities.

Section 2.8. Successors and Assigns. All covenants and agreements in this Second Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

Section 2.9. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, stockholder, incorporator or agent of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Securities, the Guarantees, the Indenture, as amended by this Second Supplemental Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability.

Section 2.10. Certain Duties and Responsibilities of the Trustee. In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 2.11. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 2.12. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.

Section 2.13. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.14. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

PENSKE AUTOMOTIVE GROUP, INC. By: /s/ David Jones

Name: David Jones Title: Executive Vice President and Chief Financial Officer

THE GUARANTORS:

ATLANTIC AUTO FUNDING CORPORATION
ATLANTIC AUTO SECOND FUNDING CORPORATION
ATLANTIC AUTO THIRD FUNDING CORPORATION
AUTO MALL PAYROLL SERVICES, INC.
AUTOMOTIVE MEDIA HOLDINGS, LLC
BRETT MORGAN CHEVROLET-GEO, INC.
CENTRAL FORD CENTER, INC.
CJNS, LLC

CLASSIC AUTO GROUP, INC.
CLASSIC ENTERPRISES, LLC
CLASSIC IMPORTS, INC.
CLASSIC MANAGEMENT COMPANY, INC.
CLASSIC MOTOR SALES, LLC
CLASSIC NISSAN OF TURNERSVILLE, LLC
CLASSIC SPECIAL ADVERTISING, INC.
CLASSIC SPECIAL AUTOMOTIVE GP, LLC
CLASSIC SPECIAL, LLC
CLASSIC TURNERSVILLE, INC.
COVINGTON PIKE DODGE, INC.
CYCLE HOLDINGS, LLC
DAN YOUNG CHEVROLET, INC.
DEALER ACCESSORIES, LLC
DIFEO PARTNERSHIP, LLC
EUROPA AUTO IMPORTS, INC.
FLORIDA CHRYSLER PLYMOUTH, INC.
FRN OF TULSA, LLC
GENE REED CHEVROLET, INC.
GMG MOTORS, INC.
GOODSON NORTH, LLC
GOODSON PONTIAC-GMC, LLC
GOODSON SPRING BRANCH, LLC
HBL, LLC
HT AUTOMOTIVE, LLC
JS IMPORTS, LLC
KMPB, LLC
KMT/UAG, INC.
LANDERS AUTO SALES, LLC
LANDERS BUICK-PONTIAC, INC.
LANDERS FORD NORTH, INC.
LANDERS UNITED AUTO GROUP NO. 2, INC.
LATE ACQUISITION I, LLC
LATE ACQUISITION II, LLC
LRP, LTD.
MICHAEL CHEVROLET-OLDSMOBILE, INC.
MOTORCARS ACQUISITION II, LLC
MOTORCARS ACQUISITION III, LLC
MOTORCARS ACQUISITION IV, LLC
MOTORCARS ACQUISITION V, LLC
MOTORCARS ACQUISITION VI, LLC
MOTORCARS ACQUISITION, LLC
NATIONAL CITY FORD, INC.
PAG ACQUISITION 27, LLC
PAG ACQUISITION 28, LLC
PAG ACQUISITION 32, LLC
PAG ACQUISITION 33, LLC
PAG ACQUISITION 35, LLC
PAG ACQUISITION 36, LLC
PAG ACQUISITION 37, LLC
PAG ACQUISITION 38, LLC
PAG ACQUISITION 39, LLC
PAG ACQUISITION 40, LLC
PAG ACQUISITION 41, LLC
PAG ARKANSAS F1, LLC
PAG ARKANSAS F2, LLC
PAG ARKANSAS MIT, LLC
PAG ATLANTA MANAGEMENT, INC.
PAG AUSTIN H1, LLC
PAG AUSTIN S1, LLC
PAG AVONDALE H1, LLC
PAG BEDFORD A1, LLC
PAG BEDFORD P1, LLC
PAG BEDFORD PROPERTIES, LLC
PAG CHANTILLY M1, LLC
PAG CLOVIS T1, INC.
PAG DISTRIBUTOR S1, LLC
PAG GOODYEAR F1, LLC
PAG GREENWICH M1, LLC
PAG INVESTMENTS, LLC
PAG MARIN M1, INC.
PAG MENTOR A1, INC.
PAG MICHIGAN HOLDINGS, LLC
PAG MICHIGAN S1, LLC
PAG NORTH SCOTTSDALE BE, LLC
PAG NORTHERN CALIFORNIA MANAGEMENT, INC.
PAG ONTARIO B1, INC.
PAG ORANGE COUNTY MANAGEMENT CO., INC.
PAG ORANGE COUNTY RR1, INC.
PAG ORLANDO GENERAL, INC.
PAG ORLANDO LIMITED, INC.
PAG SAN DIEGO M1, LLC
PAG SAN FRANCISCO N1, INC.
PAG SAN JOSE S1, INC.
PAG SANTA ANA AVW, INC.
PAG SANTA ANA B1, INC.
PAG TEMPE M1, LLC
PAG TEXAS MANAGEMENT COMPANY, LLC
PAG TURNERSVILLE AU, LLC
PAG WEST ACQUISITION 7, INC.
PAG WEST ACQUISITION 8, INC.
PAG WEST ACQUISITION 9, INC.
PAG WEST BAY MIT, LLC
PAG WEST, LLC
PALM AUTO PLAZA, LLC
PEACHTREE NISSAN, INC. PENSKE CAR RENTAL MEMPHIS, LLC
PENSKE DIRECT, LLC
PENSKE WHOLESALE OUTLET, LLC
PETER PAN MOTORS, INC.
PMRC, LLC
RELENTLESS PURSUIT ENTERPRISES, INC.
SA AUTOMOTIVE, LTD.
SAU AUTOMOTIVE, LTD.
SCOTTSDALE 101 MANAGEMENT, LLC
SCOTTSDALE FERRARI, LLC
SCOTTSDALE JAGUAR, LTD.
SCOTTSDALE MANAGEMENT GROUP, LTD.
SCOTTSDALE PAINT & BODY, LLC
SDG AUTOMOTIVE INVESTMENTS, LLC
SIGMA MOTORS, INC.
SK MOTORS, LLC
SL AUTOMOTIVE, LLC
SOMERSET MOTORS, INC.
SUN MOTORS, LLC
TAMBURRO ENTERPRISES, INC.
TRI-CITY LEASING, INC.
TURNERSVILLE AUTO OUTLET, LLC
UAG ARKANSAS FLM, LLC
UAG ATLANTA H1, LLC
UAG ATLANTA IV MOTORS, INC.
UAG CAPITOL, INC.
UAG CAROLINA, INC.
UAG CENTRAL NJ, LLC
UAG CENTRAL REGION MANAGEMENT, LLC
UAG CHANTILLY AU, LLC
UAG CHCC, INC.
UAG CHEVROLET, INC.
UAG CITRUS MOTORS, LLC
UAG CLASSIC, INC.
UAG CLOVIS, INC.
UAG CONNECTICUT, LLC
UAG DULUTH, INC.
UAG EAST, LLC
UAG ESCONDIDO A1, INC.
UAG ESCONDIDO H1, INC.
UAG ESCONDIDO M1, INC.
UAG FAYETTEVILLE I, LLC
UAG FAYETTEVILLE II, LLC
UAG FAYETTEVILLE III, LLC
UAG FINANCE COMPANY, INC.
UAG GRACELAND II, INC.
UAG HUDSON CJD, LLC
UAG HUDSON, INC.
UAG INTERNATIONAL HOLDINGS, INC.
UAG KISSIMMEE MOTORS, INC.
UAG LANDERS SPRINGDALE, LLC
UAG LOS GATOS, INC.
UAG MARIN, INC.
UAG MEMPHIS II, INC.
UAG MEMPHIS IV, INC.
UAG MEMPHIS MANAGEMENT, INC.
UAG MENTOR ACQUISITION, LLC
UAG MICHIGAN CADILLAC, LLC
UAG MICHIGAN H1, LLC
UAG MICHIGAN H2, LLC
UAG MICHIGAN PONTIAC-GMC, LLC
UAG MICHIGAN T1, LLC
UAG MICHIGAN TMV, LLC
UAG MINNEAPOLIS B1, LLC
UAG NANUET II, LLC
UAG NEVADA LAND, LLC
UAG NORTHEAST, LLC
UAG PHOENIX VC, LLC
UAG REALTY, LLC
UAG ROYAL PALM M1, LLC
UAG ROYAL PALM, LLC
UAG SAN DIEGO A1, INC.
UAG SAN DIEGO AU, INC.
UAG SAN DIEGO H1, INC.
UAG SAN DIEGO JA, INC.
UAG SAN DIEGO MANAGEMENT, INC.
UAG SPRING, LLC
UAG STEVENS CREEK II, INC.
UAG SUNNYVALE, INC.
UAG TEXAS II, INC.
UAG TEXAS, LLC
UAG TULSA HOLDINGS, LLC
UAG TURNERSVILLE MOTORS, LLC
UAG TURNERSVILLE REALTY, LLC
UAG VK, LLC
UAG WEST BAY AM, LLC
UAG WEST BAY FM, LLC
UAG WEST BAY IA, LLC
UAG WEST BAY IAU, LLC
UAG WEST BAY IB, LLC
UAG WEST BAY II, LLC
UAG WEST BAY IL, LLC
UAG WEST BAY IM, LLC
UAG WEST BAY IN, LLC
UAG WEST BAY IP, LLC
UAG WEST BAY IV, LLC
UAG WEST BAY IW, LLC
UAG YOUNG II, INC.
UAG-CARIBBEAN, INC.
UNITED AUTOCARE PRODUCTS, LLC
UNITED AUTO LICENSING, LLC
UNITED AUTO SCOTTSDALE PROPERTY HOLDINGS, LLC
UNITED FORD BROKEN ARROW, LLC
UNITED FORD NORTH, LLC
UNITED NISSAN, INC.
UNITED NISSAN, INC. (A TENNESSEE CORPORATION)
UNITED RANCH AUTOMOTIVE, LLC
UNITEDAUTO DODGE OF SHREVEPORT, INC.
UNITEDAUTO FIFTH FUNDING INC.
UNITEDAUTO FINANCE, INC.
UNITEDAUTO FOURTH FUNDING INC.
WEST PALM AUTO MALL, INC.
WEST PALM NISSAN, LLC
WEST PALM S1, LLC
WESTBURY SUPERSTORE, LTD.
YOUNG MANAGEMENT GROUP, INC.

By: /s/ David Jones
Its: Assistant Treasurer

COUNTY AUTO GROUP PARTNERSHIP
OCT PARTNERSHIP
HUDSON MOTORS PARTNERSHIP
SOMERSET MOTORS PARTNERSHIP
DANBURY AUTO PARTNERSHIP
DIFEO HYUNDAI PARTNERSHIP
DIFEO NISSAN PARTNERSHIP
DIFEO CHRYSLER PLYMOUTH JEEP EAGLE PARTNERSHIP
DIFEO TENAFLY PARTNERSHIP
DIFEO LEASING PARTNERSHIP

By:	DIFEO PARTNERSHIP, LLC
Its:	General Partner
By:	PENSKE AUTOMOTIVE GROUP, INC.
Its:	Sole Member

By: /s/ David Jones
Its: Executive Vice President and Chief
Financial Officer

WTA MOTORS, LTD.

By:	LATE ACQUISITION II, LLC
Its:	General Partner
By:	PENSKE AUTOMOTIVE GROUP, INC.
Its:	Sole Member

By: /s/ David Jones
Its: Executive Vice President and Chief
Financial Officer

UAG HOUSTON ACQUISITION, LTD.

By:	UAG TEXAS II, INC.
Its:	General Partner
By:	PENSKE AUTOMOTIVE GROUP, INC.
Its:	Sole Shareholder
By:	/s/ David Jones

Its:	Executive Vice President and Chief

Financial Officer

UAG GD, LTD.
UAG GN, LTD.
UAG GP, LTD.
UAG GW, LTD.

By:	UAG HOUSTON ACQUISITION, LTD.
Its:	General Partner
By:	UAG TEXAS II, INC.
Its:	General Partner
By:	PENSKE AUTOMOTIVE GROUP, INC.
Its:	Sole Shareholder
By:	/s/ David Jones

Its:	Executive Vice President and Chief

Financial Officer

CLASSIC SPECIAL HYUNDAI, LTD.
CLASSIC OLDSMOBILE-PONTIAC-GMC, LTD.
CLASSIC SPECIAL AUTOMOTIVE, LTD.
HILL COUNTRY IMPORTS, LTD.

By:	TAMBURRO ENTERPRISES, INC.
Its:	General Partner
By:	PAG West, LLC
Its:	Sole Shareholder
By:	PENSKE AUTOMOTIVE GROUP, INC.
Its:	Sole Member
By:	/s/ David Jones

Its:	Executive Vice President and Chief

Financial Officer

D. YOUNG CHEVROLET, LLC
DAN YOUNG MOTORS, LLC
PAG EAST, LLC
UAG OLDSMOBILE OF INDIANA, LLC
YOUNG AUTOMOTIVE HOLDINGS, LLC

By:	PENSKE AUTOMOTIVE GROUP, INC.
Its:	MEMBER
By:	UAG YOUNG II, INC.
Its:	MEMBER
By:	/s/ David Jones

Its:	Executive Vice President and Chief

Financial Officer

PAG ORLANDO PARTNERSHIP, LTD.

By:	PAG ORLANDO GENERAL, INC.
Its:	General Partner
By:	UAG KISSIMMEE MOTORS, INC.
Its:	Sole Shareholder
By:	PENSKE AUTOMOTIVE GROUP, INC.
Its:	Sole Member
By:	/s/ David Jones

Its:	Executive Vice President and Chief

Financial Officer

THE BAN	K OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee By: /s/ Lawrence M. Kusch

Name: Lawrence M. Kusch Title: Vice President